SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2002

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

SIGNATURE
EXHIBIT INDEX
Letter from Arthur Andersen LLP

Item 4. Changes in Registrant’s Certifying Accountant.

On March 15, 2002, the Board of Directors of Polaris Industries Inc. (the “Company”) and its Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen” or “AA”) as the Company’s independent auditors and engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001, 2000 and 1999 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company’s financial statements for such years; and there are no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of AA’s letter, dated March 27, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9. Financial Statements and Exhibits.

(c)	The following exhibits are filed with the document:

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated March 27, 2002.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date:	March 27, 2002

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone Michael W. Malone Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

3

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated March 27, 2002.

4